Exhibit (13)(h)

AMENDMENT

DATED FEBRUARY 1, 2024 TO

AMENDED AND RESTATED

ADMINISTRATIVE AND SHAREHOLDER SERVICES AGREEMENT

for MassMutual Select Funds

WHEREAS, MassMutual Select Funds (the “Trust”) on behalf of each of its series listed on Exhibit B thereto (each a “Fund”) and MML Investment Advisers, LLC (the “Manager”) have entered into an Amended and Restated Administrative and Shareholder Services Agreement dated as of April 1, 2014 (the “Agreement”).

WHEREAS, the Trust, on behalf of each Fund, and the Manager wish to amend the Agreement as follows, pursuant to Article V, Section C:

The following hereby replaces, in its entirety, Exhibit B:

EXHIBIT B

COMPENSATION

	Class I	Class R5	Service Class	Administrative Class	Class R4	Class A	Class R3	Class Y
MassMutual Blue Chip Growth Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	0.10%
MassMutual Diversified Value Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	0.10%
MassMutual Equity Opportunities Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	0.10%
MassMutual Fundamental Growth Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	0.10%
MassMutual Fundamental Value Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	0.10%
MassMutual Growth Opportunities Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	0.10%
MassMutual Mid Cap Growth Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	0.10%
MassMutual Mid Cap Value Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	0.10%
MassMutual Overseas Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	0.10%
MassMutual Small Cap Growth Equity Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	0.10%
MassMutual Small Cap Value Equity Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	0.10%
MassMutual Small Company Value Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	0.10%
MassMutual Strategic Bond Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	0.10%
MassMutual Total Return Bond Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	0.10%
MM S&P 500® Index Fund	None	0.10%	0.25%	0.35%	0.25%	0.35%	0.25%	N/A
MassMutual 20/80 Allocation Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	0.10%
MassMutual 40/60 Allocation Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	0.10%

	Class I	Class R5	Service Class	Administrative Class	Class R4	Class A	Class R3	Class Y
MassMutual 60/40 Allocation Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	0.10%
MassMutual 80/20 Allocation Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	0.10%
MassMutual RetireSMARTSM by JPMorgan 2020 Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	N/A
MassMutual RetireSMARTSM by JPMorgan 2025 Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	N/A
MassMutual RetireSMARTSM by JPMorgan 2030 Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	N/A
MassMutual RetireSMARTSM by JPMorgan 2035 Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	N/A
MassMutual RetireSMARTSM by JPMorgan 2040 Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	N/A
MassMutual RetireSMARTSM by JPMorgan 2045 Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	N/A
MassMutual RetireSMARTSM by JPMorgan 2050 Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	N/A
MassMutual RetireSMARTSM by JPMorgan 2055 Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	N/A
MassMutual RetireSMARTSM by JPMorgan 2060 Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	N/A
MassMutual RetireSMARTSM by JPMorgan 2065 Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	N/A
MassMutual RetireSMARTSM by JPMorgan In Retirement Fund	None	0.10%	0.20%	0.30%	0.20%	0.25%	0.20%	N/A
MM Equity Asset Fund	None	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Class I	Class M5	Class M4	Class M3
MassMutual Select T. Rowe Price Retirement 2005 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2010 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2015 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2020 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2025 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2030 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2035 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2040 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2045 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2050 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2055 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2060 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement 2065 Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Retirement Balanced Fund	None	0.15%	0.15%	0.15%
MassMutual Select T. Rowe Price Bond Asset Fund	None	N/A	N/A	N/A
MassMutual Select T. Rowe Price Emerging Markets Bond Fund	None	N/A	N/A	N/A
MassMutual Select T. Rowe Price International Equity Fund	None	N/A	N/A	N/A
MassMutual Select T. Rowe Price Large Cap Blend Fund	None	N/A	N/A	N/A
MassMutual Select T. Rowe Price Limited Duration Inflation Focused Bond Fund	None	N/A	N/A	N/A

MassMutual Select T. Rowe Price Real Assets Fund	None	N/A	N/A	N/A
MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund	None	N/A	N/A	N/A
MassMutual Select T. Rowe Price U.S. Treasury Long-Term Index Fund	None	N/A	N/A	N/A

IN WITNESS WHEREOF, the parties hereto have caused this Administrative and Shareholder Services Agreement to be executed as of the day and year first above written.

MASSMUTUAL SELECT FUNDS
on behalf of its series identified on Exhibit B hereto, as the same may from time to time be amended

By:	/s/ Renee Hitchcock
Renee Hitchcock
CFO and Treasurer

MML INVESTMENT ADVISERS, LLC

By:	/s/ Douglas Steele
Douglas Steele
Vice President